Exhibit 3.6

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20150342641 - 28 Filed On 07/30/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20150181706 - 81 Filed On 04/22/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130719087 - 58 Filed On 11/01/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130719076 - 26 Filed On 11/01/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130461873 - 05 Filed On 07/15/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130075829 - 77 Filed On 02/01/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20120675934 - 59 Filed On 10/01/2012 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20110272953 - 22 Filed On 04/11/2011 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20100029800 - 12 Filed On 01/20/2010 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20100010110 - 76 Filed On 01/08/2010 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090827679 - 10 Filed On 11/30/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090614617 - 66 Filed On 08/12/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090312731 - 58 Filed On 03/31/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090053340 - 26 Filed On 01/22/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20050091395 - 94 Filed On 03/30/2005 Number of Pages 1

($100.-)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 24 1999

No. C14123-97

Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

IN FULL AFFECT, INC.

The undersigned, being the President and Secretary of In Full Affect, Inc., a Nevada Corporation, hereby certify that a majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on October 20, 1999, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of In Full Affect, Inc. were filed with the Secretary of State of Nevada on the 2nd Day of July 1997. The undersigned further certifies that ARTICLE FOURTH of the original Articles of Incorporation filed on the 2nd Day of July, 1997, herein is amended to read as follows:

ARTICLE FOURTH

That the total number of authorized shares to be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) common stock with a par value of ONE TENTH OF A CENT ($.001), no other class of stock shall be authorized.

The undersigned hereby certify that they have on this 20th Day of October, 1999, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

President

Secretary

11/23/1999 02:28P R00578 F199-000-38578